Freshworks Reports Second Quarter 2023 Results
•Second quarter revenue grew 19% year-over-year, 20% adjusting for constant currency
•Improved business efficiency with $18.1 million of free cash flow in the quarter
•Raising full-year 2023 financial outlook midpoint for non-GAAP operating profit to $28 million

San Mateo, Calif. – August 1, 2023 – Freshworks Inc. (NASDAQ: FRSH), a leading software company empowering businesses to delight their customers and employees, today announced financial results for its second quarter ended June 30, 2023.

“Freshworks is building on the foundations we set at the start of the year to deliver faster product innovation, and improve our efficiency,” said Girish Mathrubootham, CEO and Founder of Freshworks. “In Q2, we launched new generative AI enhancements across our product lines and outperformed our estimates across all our key financial metrics. I'm excited about the opportunity for companies to take advantage of our software to delight their customers and employees.”

Second Quarter 2023 Financial Summary Results

•Revenue: Total revenue was $145.1 million, representing growth of 19% compared to the second quarter of 2022, and 20% adjusting for constant currency.

•GAAP (Loss) from Operations: GAAP (loss) from operations was $(43.3) million, compared to $(67.4) million in the second quarter of 2022.

•Non-GAAP Income (Loss) from Operations: Non-GAAP income from operations was $11.7 million, compared to non-GAAP (loss) from operations of $(15.8) million in the second quarter of 2022.

•GAAP Net (Loss) Per Share: GAAP basic and diluted net (loss) per share was $(0.12) based on 292.0 million weighted-average shares outstanding, compared to $(0.24) based on 284.8 million weighted-average shares outstanding in the second quarter of 2022.

•Non-GAAP Net Income (Loss) Per Share: Non-GAAP basic and diluted net income per share was $0.07 based on 296.6 million weighted-average shares outstanding, compared to net (loss) per share of $(0.06) based on 284.8 million weighted-average shares outstanding in the second quarter of 2022.

•Net Cash Provided by (Used in) Operating Activities: Net cash provided by operating activities was $19.9 million, compared to net cash (used in) operating activities of $(6.8) million in the second quarter of 2022.

•Free Cash Flow: Free cash flow was $18.1 million, compared to $(10.2) million in the second quarter of 2022.

•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents, and marketable securities were $1.16 billion as of June 30, 2023.

A description of non-GAAP financial measures is contained in the section titled “Explanation of Non-GAAP Financial Measures” below and a reconciliation of GAAP to non-GAAP financial measures is contained in the tables below.

Second Quarter Key Metrics and Recent Business Highlights

•Number of customers contributing more than $5,000 in ARR was 19,105, an increase of 18% year-over-year and 17% adjusting for constant currency.
•Net dollar retention rate was 108% (107% adjusting for constant currency), compared to 107% in the first quarter of 2023 and 111% in the second quarter of 2022. Constant currency net dollar retention rate was 108% in the first quarter of 2023 and 115% in the second quarter of 2022.
•Welcomed more customers to the Freshworks community including: Claremont McKenna College, The State of Hawaii, Houston Museum of Natural Science, Pitchbook, and Smart Recruiters.
•Hosted a Q2 ’23 Launch Virtual Event to showcase Freshworks’ AI vision and latest AI-driven product updates and held a Developer Summit in Bengaluru, India to announce Freddy Copilot for developers.
•Unveiled Freddy Self Service, Freddy Copilot and Freddy Insights to make artificial intelligence more accessible to every workplace, building on the Freshchat and Freshmarketer beta programs from earlier in the year.
•Appointed Frank Pelzer, the Executive Vice President and Chief Financial Officer of F5, Inc., to the Board of Directors.
•Announced an Investor Day will be held on September 7, 2023 at 8:30 a.m. Pacific Time in San Francisco.

Financial Outlook

We are providing estimates for the third quarter and full year 2023 based on current market conditions and expectations. The revenue growth rates are adjusted for constant currency to provide better visibility into the underlying business trends. We emphasize that these estimates are subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.

For the third quarter and full year 2023, we currently expect the following results:

($ in millions, except per share data)	Third Quarter 2023	Full Year 2023
Revenue(1)	$149.0 - $151.5	$587.0 - $595.0
Year-over-year growth	16% - 18%	18% - 19%
Adjusting for constant currency(2)	15% - 16%	18% - 20%

Non-GAAP income from operations(1)	$6.0 - $9.0	$24.0 - $32.0

Non-GAAP net income per share(3)	$0.04 - $0.06	$0.18 - $0.22

(1) Revenue and non-GAAP income from operations are based on exchange rates as of July 28, 2023 for currencies other than USD.
(2) Revenue growth rates adjusted for constant currency are based on average exchange rates in effect during the comparison period for currencies other than USD. See the section entitled “Explanation of non-GAAP Financial Measures” and the table entitled “Reconciliation of Selected GAAP Measures to non‑GAAP Measures” for a reconciliation of GAAP to non‑GAAP measures for the historical periods provided in this release.
(3) Non-GAAP net income per share was estimated assuming 300.2 million and 299.8 million weighted-average shares outstanding for the third quarter and full year 2023, respectively.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled our estimates for non-GAAP financial measures to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our second quarter and first six months of 2023 and 2022 non-GAAP results included in this press release.

Webcast and Conference Call Information

We will host a conference call for investors on August 1, 2023 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live audio webcast of the conference call by visiting the investor relations website at ir.freshworks.com. A replay of the audio webcast will be available shortly after the call on the Freshworks Investor Relations website and will be available for twelve months thereafter.

Explanation of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including revenue adjusted for constant currency, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss) per share, non-GAAP net income (loss) attributable to common stockholders, and free cash flow. This press release and the accompanying tables also contain certain non-GAAP metrics, including annual recurring revenue, net dollar retention rates, revenue growth rates, and related presentation thereof adjusted for constant currency.

We adjust revenue and related growth rates for constant currency to provide a framework for assessing business performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for currencies other than USD are converted into USD at the average exchange rates in effect during the comparison period (for Q2 2022, the average exchange rates in effect for our major currencies were 1 USD to 1.07 EUR and 1 USD to 1.26 GBP), rather than the actual average exchange rates in effect during the current period (for Q2 2023, the average exchange rates in effect for our major currencies were 1 USD to 1.09 EUR and 1 USD to 1.25 GBP).

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Investors, however, are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

We exclude the following items from one or more of our non-GAAP financial measures, including the related income tax effect of these adjustments:

•Stock-based compensation expense. We exclude stock-based compensation, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this expense provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given the variety of valuation methodologies and assumptions.

•Employer payroll taxes on employee stock transactions. We exclude the amount of employer payroll taxes on equity awards from certain of our non-GAAP financial measures because they are dependent on our stock price at the time of vesting or exercise and other factors that are beyond our control and do not believe these expenses have a direct correlation to the operation of our business.

•Amortization of acquired intangibles. We exclude amortization of acquired intangibles, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of acquired intangibles are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions, and the allocation of purchase price. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

We define free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash from our core operations after purchases of property and equipment. Free cash flow is a measure to determine, among other things, cash available for strategic initiatives, including further investments in our business and potential acquisitions of businesses.

Operating Metrics

Number of Customers Contributing More Than $5,000 in ARR. We define ARR as the sum total of the revenue we would contractually expect to recognize over the next 12 months from all customers at a point in time, assuming no increases, reductions or cancellations in their subscriptions. We define our total customers contributing more than $5,000 in ARR as of a particular date as the number of business entities or individuals, represented by a unique domain or a unique email address, with one or more paid subscriptions to one or more of our products that contributed more than $5,000 in ARR.

Net Dollar Retention Rate. To calculate net dollar retention rate as of a given date, we first determine Entering ARR, which is ARR from the population of our customers as of 12 months prior to the end of the reporting period. We then calculate the Ending ARR from the same set of customers as of the end of the reporting period. We then divide the Ending ARR by the Entering ARR to arrive at our net dollar retention rate. Ending ARR includes upsells, cross-sells, and renewals during the measurement period and is net of any contraction or attrition over this period.

We also adjust the above operating metrics, growth rates of customers contributing more than $5,000 in ARR and related presentation thereof for constant currency to provide a framework for assessing our business performance excluding the effects of foreign currency rates fluctuations. To present this information, the Ending ARR of the current period in currencies other than USD is converted into USD at the exchange rates in effect at the end of the comparison period (for Q2 2022, the period end exchange rates in effect for our major currencies were 1 USD to 1.04 EUR and 1 USD to 1.21 GBP), rather than the actual exchange rates in effect at the end of the current period (for Q2 2023, the period end exchange rates in effect for our major currencies were 1 USD to 1.08 EUR and 1 USD to 1.26 GBP).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our GAAP and non-GAAP estimates for the third quarter and full year 2023, our financial outlook, the value of our products to customers, the results of our focus on product innovation efforts and the usefulness of the measures by which we evaluate our business, among other things. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, including our financial outlook and macroeconomic uncertainties, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future,” “believe,” “expect,” “may,” “will,” “intend” “estimate,” “continue,” “anticipate,” “could,” “would,” “projects,” “plans,” “targets” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, many of which involve factors or circumstances that are beyond our control, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include our ability to achieve our long-term plans and key initiatives; our ability to sustain or manage any future growth effectively; our ability to attract and retain customers or expand sales to existing customers; delays in product development or deployments or the success of such products; the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered; the impact to the economy, our customers and our business due to global economic conditions, including market volatility, foreign exchange rates, and impact of inflation; the timeframes for and severity of the impact of any weakened global economic conditions on our customers’ purchasing and renewal decisions, which may extend the length of our sales cycles or adversely affect our industry; our history of net losses and ability to achieve or sustain profitability, as well as the other potential factors described under "Risk Factors" included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and our Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in our periodic and other documents of Freshworks Inc. filed with the Securities and Exchange Commission from time to time (available at www.sec.gov), including our Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2023.

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to us at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.

Freshworks Inc., (NASDAQ: FRSH) creates AI-driven business software anyone can use. Purpose-built for IT, customer support, and sales and marketing teams, our AI-boosted products let everyone work more efficiently and deliver more value for immediate business impact. Headquartered in San Mateo, California, Freshworks operates around the world to serve more than 65,000 customers, including American Express, Blue Nile, Bridgestone, Databricks, Fila, Klarna, and OfficeMax. For the freshest company news, visit www.freshworks.com and follow us on Facebook, LinkedIn, and Twitter.

Investor Relations Contact:
Joon Huh
IR@freshworks.com
650-988-5699

Media Relations Contact:
Jayne Gonzalez
PR@freshworks.com
408-348-1087

© 2023 Freshworks Inc. All Rights Reserved. Freshworks and its associated logo is a trademark of Freshworks Inc. All other company, brand and product names may be trademarks or registered trademarks of their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Freshworks Inc. or any aspect of this press release.

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$145,079	$121,432	$282,771	$236,069
Cost of revenue(1)	24,861	24,042	50,097	46,437
Gross profit	120,218	97,390	232,674	189,632
Operating expense:
Research and development(1)	34,180	34,297	67,037	65,014
Sales and marketing(1)	87,975	90,038	174,785	161,504
General and administrative(1)	41,352	40,407	82,248	77,590
Total operating expenses	163,507	164,742	324,070	304,108
Loss from operations	(43,289)	(67,352)	(91,396)	(114,476)
Interest and other income (expense), net	11,216	(242)	20,695	360
Loss before income taxes	(32,073)	(67,594)	(70,701)	(114,116)
Provision for income taxes	3,585	2,159	7,621	4,696
Net loss	(35,658)	(69,753)	(78,322)	(118,812)
Net loss per share - basic and diluted	$(0.12)	$(0.24)	$(0.27)	$(0.42)
Weighted average shares used in computing net loss per share - basic and diluted	291,995	284,761	291,068	281,492

______________________
(1)    Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue	$1,731	$1,914	$3,427	$3,440
Research and development	10,060	7,819	19,039	16,128
Sales and marketing	17,273	15,033	33,029	27,569
General and administrative	25,184	25,369	49,447	49,623
Total stock-based compensation expense, net of amounts capitalized	$54,248	$50,135	$104,942	$96,760

FRESHWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$356,220	$304,083
Marketable securities	804,646	843,405
Accounts receivable, net	73,909	70,470
Deferred contract acquisition costs	21,694	20,139
Prepaid expenses and other current assets	46,827	38,913
Total current assets	1,303,296	1,277,010
Property and equipment, net	23,471	24,139
Operating lease right-of-use assets	29,297	33,024
Deferred contract acquisition costs, noncurrent	19,268	19,536
Goodwill	6,181	6,181
Deferred tax assets	8,671	8,689
Other assets	10,123	11,637
Total assets	$1,400,307	$1,380,216
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,686	$5,908
Accrued liabilities	53,761	59,008
Deferred revenue	234,358	205,626
Income tax payable	1,751	1,150
Total current liabilities	291,556	271,692
Operating lease liabilities, non-current	24,251	28,174
Other liabilities	26,847	28,532
Total liabilities	342,654	328,398
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	4,644,686	4,562,319
Accumulated other comprehensive loss	(5,641)	(7,431)
Accumulated deficit	(3,581,395)	(3,503,073)
Total stockholders' equity	1,057,653	1,051,818
Total liabilities and stockholders' equity	$1,400,307	$1,380,216

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash Flows from Operating Activities:
Net loss	$(35,658)	$(69,753)	$(78,322)	$(118,812)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,002	2,806	6,114	5,779
Amortization of deferred contract acquisition costs	5,852	4,421	11,469	8,696
Non-cash lease expense	1,877	1,492	3,727	2,896
Stock-based compensation	54,248	50,135	104,942	96,760
Premium (discount) amortization on marketable securities	(4,302)	331	(7,822)	1,097
Change in fair value of equity securities	(46)	—	(61)	(85)
Deferred income taxes	—	—	113	309
Other	(33)	441	52	1,195
Changes in operating assets and liabilities:
Accounts receivable	(1,109)	(6,984)	(3,599)	(3,824)
Deferred contract acquisition costs	(7,188)	(7,041)	(12,756)	(12,641)
Prepaid expenses and other assets	677	240	(6,571)	(8,445)
Accounts payable	(2,727)	2,513	(4,221)	454
Accrued and other liabilities	(5,089)	8,178	(5,481)	3,206
Deferred revenue	13,808	8,384	28,732	22,623
Operating lease liabilities	(3,417)	(1,987)	(4,917)	(4,677)
Net cash provided by (used in) operating activities	19,895	(6,824)	31,399	(5,469)
Cash Flows from Investing Activities:
Purchases of property and equipment	(329)	(1,984)	(712)	(3,381)
Proceeds from sale of property and equipment	34	66	58	83
Capitalized internal-use software	(1,486)	(1,378)	(3,511)	(2,722)
Purchases of marketable securities	(274,664)	(136,792)	(492,418)	(288,200)
Sales of marketable securities	—	34,050	—	92,786
Maturities and redemptions of marketable securities	279,245	110,820	540,719	180,570
Net cash provided by (used in) investing activities	2,800	4,782	44,136	(20,864)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock under employee stock purchase plan, net	4,312	7,011	4,312	7,011
Proceeds from exercise of stock options	39	68	45	96
Payment of withholding taxes on net share settlement of equity awards	(15,303)	(18,401)	(27,737)	(138,349)
Payment of deferred offering costs	—	—	—	(109)
Net cash used in financing activities	(10,952)	(11,322)	(23,380)	(131,351)
Net increase (decrease) in cash, cash equivalents and restricted cash	11,743	(13,364)	52,155	(157,684)
Cash, cash equivalents and restricted cash, beginning of period	344,570	603,544	304,158	747,864
Cash, cash equivalents and restricted cash, end of period	$356,313	$590,180	$356,313	$590,180

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended June 30,
	2023	2022	Growth Rates
Revenue
GAAP revenue	$145,079	$121,432	19%
Effects of foreign currency rate fluctuations	1,197
Revenue adjusted for constant currency	$146,276		20%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin:
GAAP gross profit	$120,218	$97,390	$232,674	$189,632
Non-GAAP adjustments:
Stock-based compensation expense	1,731	1,914	3,427	3,440
Employer payroll taxes on employee stock transactions	30	22	73	(33)
Amortization of acquired intangibles	—	315	158	840
Non-GAAP gross profit	$121,979	$99,641	$236,332	$193,879
GAAP gross margin	82.9%	80.2%	82.3%	80.3%
Non-GAAP gross margin	84.1%	82.1%	83.6%	82.1%

Reconciliation of operating expenses:
GAAP research and development	$34,180	$34,297	$67,037	$65,014
Non-GAAP adjustments:
Stock-based compensation expense	(10,060)	(7,819)	(19,039)	(16,128)
Employer payroll taxes on employee stock transactions	(92)	(26)	(189)	152
Non-GAAP research and development	$24,028	$26,452	$47,809	$49,038
GAAP research and development as percentage of revenue	23.6%	28.2%	23.7%	27.5%
Non-GAAP research and development as percentage of revenue	16.6%	21.8%	16.9%	20.8%

GAAP sales and marketing	$87,975	$90,038	$174,785	$161,504
Non-GAAP adjustments:
Stock-based compensation expense	(17,273)	(15,033)	(33,029)	(27,569)
Employer payroll taxes on employee stock transactions	(416)	(696)	(1,012)	(208)
Amortization of acquired intangibles	(46)	(100)	(145)	(199)
Non-GAAP sales and marketing	$70,240	$74,209	$140,599	$133,528
GAAP sales and marketing as percentage of revenue	60.6%	74.1%	61.8%	68.4%
Non-GAAP sales and marketing as percentage of revenue	48.4%	61.1%	49.7%	56.6%

GAAP general and administrative	$41,352	$40,407	$82,248	$77,590
Non-GAAP adjustments:
Stock-based compensation expense	(25,184)	(25,369)	(49,447)	(49,623)
Employer payroll taxes on employee stock transactions	(179)	(263)	(484)	(292)
Non-GAAP general and administrative	$15,989	$14,775	$32,317	$27,675

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP general and administrative as percentage of revenue	28.5%	33.3%	29.1%	32.9%
Non-GAAP general and administrative as percentage of revenue	11.0%	12.2%	11.4%	11.7%

Reconciliation of operating loss and operating margin:
GAAP loss from operations	$(43,289)	$(67,352)	$(91,396)	$(114,476)
Non-GAAP adjustments:
Stock-based compensation expense	54,248	50,135	104,942	96,760
Employer payroll taxes on employee stock transactions	717	1,007	1,758	315
Amortization of acquired intangibles	46	415	303	1,039
Non-GAAP income (loss) from operations	$11,722	$(15,795)	$15,607	$(16,362)
GAAP operating margin	(29.8)%	(55.5)%	(32.3)%	(48.5)%
Non-GAAP operating margin	8.1%	(13.0)%	5.5%	(6.9)%

Reconciliation of net loss attributable to common stockholders:
GAAP net loss attributable to common stockholders - basic and diluted	$(35,658)	$(69,753)	$(78,322)	$(118,812)
Non-GAAP adjustments:
Stock-based compensation expense	54,248	50,135	104,942	96,760
Employer payroll taxes on employee stock transactions	717	1,007	1,758	315
Amortization of acquired intangibles	46	415	303	1,039
Income tax adjustments	485	582	1,138	963
Non-GAAP net income (loss) attributable to common stockholders - basic and diluted	$19,838	$(17,614)	$29,819	$(19,735)

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of net loss per share - basic and diluted:
GAAP net loss per share - basic and diluted	$(0.12)	$(0.24)	$(0.27)	$(0.42)
Non-GAAP adjustments:
Stock-based compensation expense	0.19	0.18	0.36	0.34
Employer payroll taxes on employee stock transactions	—	—	0.01	—
Amortization of acquired intangibles	—	—	—	0.01
Income tax adjustments	—	—	—	—
Non-GAAP net income (loss) per share - basic	$0.07	$(0.06)	$0.10	$(0.07)
Non-GAAP net income (loss) per share - diluted	$0.07	$(0.06)	$0.10	$(0.07)
Weighted-average shares used in computing GAAP net loss per share - basic	291,995	284,761	291,068	281,492
Weighted-average shares used in computing non-GAAP net income (loss) per share - diluted (1)	296,562	284,761	295,790	281,492

Computation of free cash flow:
Net cash provided by provided by (used in) operating activities	$19,895	$(6,824)	$31,399	$(5,469)
Less:
Purchases of property and equipment	(329)	(1,984)	(712)	(3,381)
Capitalized internal-use software	(1,486)	(1,378)	(3,511)	(2,722)
Free cash flow	$18,080	$(10,186)	$27,176	$(11,572)
Net cash provided by (used in) investing activities	$2,800	$4,782	$44,136	$(20,864)
Net cash used in financing activities	$(10,952)	$(11,322)	$(23,380)	$(131,351)

(1) Diluted net income (loss) per share attributable to common stockholders is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result. The Company considers its stock options and RSUs as potential common stock equivalents but excluded them from the computation of GAAP diluted net loss per share attributable to common stockholders, as their effect was antidilutive. For the three months ended June 30, 2023, potentially dilutive shares of 4.6 million shares were included in the weighted average shares used in computing non-GAAP net income per share. For the six months ended June 30, 2023, potentially dilutive shares of 4.7 million shares were included in the weighted average shares used in computing non-GAAP net income per share.